================================================================================



                        SERIES A CONVERTIBLE PREFERRED

                     STOCK AND WARRANT PURCHASE AGREEMENT


                                     among


                         OUTBOARD MARINE CORPORATION,

                        QUANTUM INDUSTRIAL PARTNERS LDC

                                      and

                           GREENLAKE HOLDINGS II LLC



                        ______________________________

                           Dated:  January 28, 2000
                        ______________________________


================================================================================

                               Table of Contents
                               -----------------

ARTICLE I   DEFINITIONS..........................................................    1
     1.1        Definitions......................................................    1

ARTICLE II  PURCHASE AND SALE OF PREFERRED STOCK.................................    7
     2.1        Purchase and Sale of Preferred Stock and Warrants................    7
     2.2        Certificate of Designation.......................................    7
     2.3        Use of Proceeds..................................................    7
     2.4        Closing..........................................................    7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................    8
     3.1        Corporate Existence and Power....................................    8
     3.2        Authorization; No Contravention..................................    8
     3.3        Governmental Authorization; Third Party Consents.................    8
     3.4        Binding Effect...................................................    8
     3.5        Compliance with Laws.............................................    9
     3.6        Capitalization...................................................    9
     3.7        No Default or Breach; Contractual Obligations....................   10
     3.8        Financial Statements.............................................   10
     3.9        No Material Adverse Change; Ordinary Course of Business..........   10
     3.10       Private Offering.................................................   11
     3.11       Intellectual Property............................................   11
     3.12       Broker's, Finder's or Similar Fees...............................   11
     3.13       Litigation; Observance of Statutes and Orders....................   11
     3.14       Taxes............................................................   12
     3.15       Title to Property; Leases........................................   12

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.....................   12
     4.1        Existence and Power..............................................   12
     4.2        Authorization; No Contravention..................................   13
     4.3        Governmental Authorization; Third Party Consents.................   13
     4.4        Binding Effect...................................................   13
     4.5        Purchase for Own Account.........................................   13
     4.6        Restricted Securities............................................   14
     4.7        Broker's, Finder's or Similar Fees...............................   14
     4.8        Accredited Investor..............................................   14
     4.9        Disclosure of Information........................................   15
     4.10       Investment Experience............................................   15

ARTICLE V   CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE..............   15
     5.1        Representations and Warranties...................................   15
     5.2        Secretary's Certificate..........................................   15

     5.3        Filing of Charter Amendment and Certificate of Designation.......   15
     5.4        Purchased Shares.................................................   16
     5.5        Warrants.........................................................   16
     5.6        Registration Rights Agreement....................................   16
     5.7        Stockholders Agreement...........................................   16
     5.8        Opinion of Counsel...............................................   16

ARTICLE VI   CONDITIONS TO THE OBLIGATION  OF THE COMPANY TO CLOSE...............   16
     6.1        Representations and Warranties...................................   16
     6.2        Payment of Purchase Price........................................   17
     6.3        Registration Rights Agreement....................................   17
     6.4        Stockholders Agreement...........................................   17

ARTICLE VII  INDEMNIFICATION.....................................................   17
     7.1        Indemnification..................................................   17
     7.2        Notification.....................................................   18
     7.3        Limitation on Indemnification....................................   19

ARTICLE VIII AFFIRMATIVE COVENANTS...............................................   19
     8.1        Financial Statements and Other Information.......................   19
     8.2        Reservation of Common Stock......................................   20
     8.3        Books and Records................................................   20
     8.4        Inspection.......................................................   20

ARTICLE IX   MISCELLANEOUS.......................................................   20
     9.1        Survival of Representations and Warranties.......................   21
     9.2        Notices..........................................................   21
     9.3        Successors and Assigns; Third Party Beneficiaries................   22
     9.4        Amendment and Waiver.............................................   22
     9.5        Counterparts.....................................................   23
     9.6        Headings.........................................................   23
     9.7        GOVERNING LAW....................................................   23
     9.8        Severability.....................................................   23
     9.9        Rules of Construction............................................   23
     9.10       Right to Conduct Activities......................................   23
     9.11       Entire Agreement.................................................   24
     9.12       Fees.............................................................   24
     9.13       Publicity........................................................   24
     9.14       Further Assurances...............................................   25

EXHIBITS

A           Form of Warrant
B           Form of Certificate of Designations
C           Form of Registration Rights Agreement
D           Form of OMC Opinion of Counsel
E           Form of Stockholders Agreement

SCHEDULES

2.1         Purchased Shares, Warrant Shares and Purchase Price
3.3         Authorizations and Consents

                                  EXHIBIT 4.9

                        SERIES A CONVERTIBLE PREFERRED
                     STOCK AND WARRANT PURCHASE AGREEMENT


          SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, dated January 28, 2000 (this "Agreement"), among Outboard Marine Corporation, a
                              ---------
Delaware corporation (the "Company") Quantum Industrial Partners LDC ("QIP") and
                           -------                                     ---
Greenlake Holdings II LLC ("Greenlake" and together with QIP, the "Purchasers").
                            ---------                              ----------

          WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each of the Purchasers, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule
                                                                     --------
2.1 hereto, (i) the aggregate number of shares, par value $.01 per share, of
---
Series A Convertible Preferred Stock of the Company (the "Preferred Stock") set
                                                          ---------------
forth opposite such Purchaser's name on Schedule 2.1 hereto, and (ii) the
                                        ------------
warrant (the "Warrant") to purchase, subject to the terms and conditions
              -------
thereof, the aggregate number of shares (subject to adjustment) of Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth opposite
                                               ------------
such Purchaser's name on Schedule 2.1 hereto, at an exercise price of $.01 per
                         ------------
share (subject to adjustment), containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit A.
                                       ---------

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

          A.  Definitions.  As used in this Agreement, and unless the context
              -----------
requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" shall mean any Person who is an "affiliate" (as defined in
           ---------
Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of, and any Person controlling, controlled by, or under common control with, any Purchaser. For the purposes of this Agreement, "control" includes the ability to have investment discretion through contractual means or by operation of law.

          "Agreement" means this Agreement as the same may be amended,
           ---------
supplemented or modified in accordance with the terms hereof.

          "Audited Financial Statements" has the meaning set forth in Section
           ----------------------------
3.8 of this Agreement.

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "By-laws" means the by-laws of the Company in effect on the Closing
           -------
Date, as the same may be amended from time to time.

          "Certificate of Designation" means the Certificate of Designation with
           --------------------------
respect to the Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit B.
                                                  ---------

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Company, as the same may be amended from time to time.

          "Charter Amendment" means an amendment to the Certificate of
           -----------------
Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 to 36,000,000.

          "Claims" has the meaning set forth in Section 7.1 of this Agreement.
           ------

          "Closing" has the meaning set forth in Section 2.3 of this Agreement.
           -------

          "Closing Date" has the meaning set forth in Section 2.4 of this
           ------------
Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
successor statute thereto.

          "Commission" means the United States Securities and Exchange
           ----------
Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" has the meaning set forth in the recitals to this
           ------------
Agreement.

          "Company" has the meaning set forth in the preamble to this Agreement.
           -------

          "Condition of the Company" means the assets, business, properties,
           ------------------------
prospects, operations or financial condition of the Company.

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"),
                ------------------                           ---------------
whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligations" means, as to any Person, any provision of
           -----------------------
any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Copyrights" means any foreign or United States copyright
           ----------
registrations and applications for registration thereof, and any non-registered copyrights.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission thereunder.

          "GAAP" means United States generally accepted accounting principles in
           ----
effect from time to time.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Greenlake" has the meaning set forth in the recitals to this
           ---------
Agreement.

          "Indebtedness" means, as to any Person, (a) all obligations of such
           ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

          "Indemnified Party" has the meaning set forth in Section 7.1 of this
           -----------------
Agreement.

          "Indemnifying Party" has the meaning set forth in Section 7.1 of this
           ------------------
Agreement.

          "Intellectual Property" has the meaning set forth in Section 3.10 of
           ---------------------
this Agreement.

          "Interim Financial Statements" has the meaning set forth in Section
           ----------------------------
3.8 of this Agreement.

          "Internet Assets" means any Internet domain names and other computer
           ---------------
user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

          "Knowledge" means the knowledge of the Company.
           ---------

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

          "Losses" has the meaning set forth in Section 7.1 of this Agreement.
           ------

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
business, operations, financial condition, assets, prospects or properties of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents, or (iii) the validity or enforceability of the Transaction Documents.

          "Notes" has the meaning set forth in Section 2.3 of this Agreement.
           -----

          "Orders" has the meaning set forth in Section 3.2 of this Agreement.
           ------

          "Patents" means any foreign or United States patents and patent
           -------
applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

          "Permits" has the meaning set forth in Section 3.5 of this Agreement.
           -------

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" has the meaning set forth in the recitals to this
           ---------------
Agreement.

          "Purchased Shares" has the meaning set forth in Section 2.1 of this
           ----------------
Agreement.

          "Purchasers" has the meaning set forth in the preamble to this
           ----------
Agreement.

          "QIP" has the meaning set forth in the recitals to this Agreement.
           ---

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement substantially in the form attached hereto as Exhibit C.
                                                       ---------

          "Requirements of Law" means, as to any Person, any law, statute,
           -------------------
treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Securities" means the Purchased Shares, the shares of Common Stock
           ----------
issuable upon conversion of the Purchased Shares, the Warrants and the Warrant Shares.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder.

          "Software" means any computer software programs, source code, object
           --------
code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

          "Stock Equivalents" means any security or obligation which is by its
           -----------------
terms convertible into or exchangeable for shares of common stock or other capital stock or securities of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock or securities.

          "Stockholders Agreement" means the Stockholders Agreement
           ----------------------
substantially in the form attached hereto as Exhibit E.
                                             ---------

          "Trade Secrets" means any trade secrets, research records, processes,
           -------------
procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

          "Trademarks" means any foreign or United States trademarks, service
           ----------
marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

          "Transaction Documents" means, collectively, this Agreement, the
           ---------------------
Warrants, the Stockholders Agreement, the Certificate of Designation and the Registration Rights Agreement.

          "Warrant" has the meaning set forth in the recitals to this Agreement.
           -------

          "Warrant Shares" has the meaning set forth in Section 2.1 of this
           --------------
Agreement.

                                  ARTICLE II.

                     PURCHASE AND SALE OF PREFERRED STOCK
                     ------------------------------------

          A.  Purchase and Sale of Preferred Stock and Warrants.  Subject to the
              -------------------------------------------------
terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule
2.1 hereto, on the Closing Date (a) the number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto (all of the shares
                                        ------------
of Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares"), and (ii) a Warrant to purchase the aggregate number of
     ----------------
shares of Common Stock set forth opposite such Purchaser's name on Schedule 2.1
                                                                   ------------
hereto (all of the shares of Common Stock issuable upon exercise of the Warrants being purchased pursuant hereto being referred to herein as the "Warrant
                                                                 -------
Shares").
------

          B.  Certificate of Designation.  The Purchased Shares shall have the
              --------------------------
preferences and rights set forth in the Certificate of Designation, which shall be filed by the Company prior to the Closing.

          C.  Use of Proceeds.  The Company shall use the proceeds from the sale
              ---------------
of the Purchased Shares and the Warrants to the Purchasers for general corporate purposes, including to fund the Company's working capital, make capital expenditures and, to the extent the Subordinated Promissory Notes dated January 19, 2000 and issued by the Company to Quantum Industrial Partners LDC and Greenlake Holdings II LLC, in the principal sum of $10,424,187.73 and $4,575,812.27, respectively (the "Notes") are not exchanged for shares of
                                  -----
Preferred Stock pursuant to the terms of the Notes, to redeem the Notes.

          D.  Closing.  The closing of the sale and purchase of the Purchased
              -------
Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on January 28, 2000 or at such other time, place and date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to
              ------------
each Purchaser (a) a certificate representing its Purchased Shares and (b) a Warrant to purchase Warrant Shares against delivery by such Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to each of the Purchasers as follows:

          A.  Corporate Existence and Power.  The Company (a) is a corporation
              -----------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

          B.  Authorization; No Contravention.  The execution, delivery and
              -------------------------------
performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Securities, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company, except as would not have a Material Adverse Effect; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any
                                                     ------
Governmental Authority against, or binding upon, the Company.

          C.  Governmental Authorization; Third Party Consents. Except as set
              ------------------------------------------------
forth in Schedule 3.3 or with respect to filings that are required or permitted
         ------------
to be made pursuant to federal or state securities laws, no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Securities) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

          D.  Binding Effect.  This Agreement and each of the other
              --------------
Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          E.  Compliance with Laws.
              --------------------

              (1) The Company is in compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company in all material respects.

              (2) (i) The Company has all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the
                                       -------
conduct of the business of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

          F.  Capitalization.  On the Closing Date, after giving effect to the
              --------------
transactions contemplated by this Agreement (including the filing of the Charter Amendment), the authorized capital stock of the Company shall consist of (i) 36,000,000 shares of Common Stock, of which 20,439,531 shares are issued and outstanding, (ii) 650,000 shares of Preferred Stock, and (iii) 350,000 shares of undesignated "blank check" preferred stock. The Company has reserved an aggregate of 4,642,857 shares of Common Stock for issuance upon conversion of the Purchased Shares, 5,750,000 shares of Common Stock for issuance upon exercise of the Warrants and an aggregate of 2,100,000 shares of Common Stock for issuance upon the exercise of stock options issued or issuable under the Outboard Marine Corporation Personal Rewards and Opportunities Plan. Except as described in the immediately preceding sentence or as provided in the Transaction Documents, on the Closing Date, there will be no options, warrants, conversion privileges, subscription or purchase rights or other rights outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company. The Purchased Shares and the Warrants are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, and, assuming the accuracy of and compliance with each Purchaser's representations and warranties in Sections 4.5, 4.6, 4.8, 4.9 and 4.10 hereof, will be exempt from the registration requirements of the Securities Act. The shares of Common Stock issuable upon conversion of the Purchased Shares and exercise of the Warrants are duly authorized and, when issued in compliance with the provisions of the Certificate of Designations (in the case of the shares of Common Stock issuable upon conversion of the Purchased

Shares) and the Warrants (in the case of the Warrant Shares), will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and non-assessable.

          G.  No Default or Breach; Contractual Obligations.  The Company has
              ---------------------------------------------
not received notice of a current or pending default and is not in default under, or with respect to, any Contractual Obligation nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except as would not have a Material Adverse Effect. All of the Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company and, to the Company's Knowledge, the other parties thereto. To the Knowledge of the Company, no other party to any such Contractual Obligation is in material default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material default by such other party thereunder.

          H.  Financial Statements. The consolidated balance sheet of the
              --------------------
Company and its subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders equity and cash flows for the year then ended, including the notes and schedules thereto, certified by Arthur Andersen LLP, independent public accountants, that have been delivered by the Company to the Purchasers fairly present the consolidated financial position of the Company and its subsidiaries as at December 31, 1998 and the consolidated results of operations for the Company and its subsidiaries for the period then ended, in each case in accordance with generally accepted accounting principles consistently applied for the period covered thereby (the foregoing consolidated financial statements at and for the period ending December 31, 1998 are referred to herein as the "Audited Financial Statements"). The unaudited consolidated
                  ----------------------------
balance sheet of the Company and its subsidiaries as of November 30, 1999 and the related unaudited consolidated statements of income, stockholders equity and cash flows for the eleven months then ended, that have been delivered by the Company to the Purchasers fairly present the consolidated financial position of the Company and its subsidiaries as at November 30, 1999 and the consolidated results of operations for the Company and its subsidiaries for the eleven months then ended, in each case in accordance with generally accepted accounting principles applied on a basis consistent with the Audited Financials, except for normal year-end adjustments and the absence of footnotes required by GAAP (the foregoing unaudited consolidated financial statements at November 30, 1999 and for the eleven months then ending are referred to herein as the "Interim
                                                                 -------
Financial Statements").
--------------------

          I.  No Material Adverse Change; Ordinary Course of Business.  Since
              -------------------------------------------------------
December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any of its subsidiaries except (x) as disclosed in the Company's reports under the Securities Exchange Act of 1934, as amended, as filed with the Securities and Exchange Commission subsequent to December 31, 1998 and prior to the date hereof, (y) as disclosed in the Interim Financial Statements or (y) changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          J.  Private Offering.  No form of general solicitation or general
              ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares or the Warrants.

          K.  Intellectual Property.
              ---------------------

              (1) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) The Company is the owner of all, or has the license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its
                ---------------------
business as presently conducted or contemplated in its business plan, free and clear of all Liens.

                    (ii) None of the Intellectual Property of the Company is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

                    (iii) To the knowledge of the Company, none of the Intellectual Property currently sold or licensed by the Company to any Person or used by or licensed to the Company by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

                    (iv) No litigation is pending and no Claim has been made against the Company or, to the Knowledge of the Company, is threatened, contesting the right of the Company to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company.

              (2) To the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

          L.  Broker's, Finder's or Similar Fees.  There are no brokerage
              ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

          M.  Litigation; Observance of Statutes and Orders.
              ---------------------------------------------

               1. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary or any property of the Company or any subsidiary in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               2. Neither the Company nor any subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          N.   Taxes.  The Company and its subsidiaries have filed all income
               -----
tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (x) the amount of which, or the failure to file with respect to which, is not individually or in the aggregate material or (y) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a subsidiary, as the case may be, has established adequate reserves in accordance with generally accepted accounting principles.

          O.   Title to Property; Leases.  The Company and its subsidiaries
               -------------------------
have good title to their respective properties, including all such properties reflected in the audited balance sheet as of December 31, 1998 or purported to have been acquired by the Company or any subsidiary after said date (except as sold or otherwise disposed of), in each case free and clear of liens, except for
(x) liens securing the Company's obligations under the Company's credit facilities and in respect of the Company's borrowings, and (y) those defects in title and liens that, individually or in the aggregate, would not have a Material Adverse Effect. All material leases are valid and subsisting and are in full force and effect in all material respects except to the extent that the failure to be so would not, individually or in the aggregate, have a Material Adverse Effect.

                                  ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
               ------------------------------------------------

          Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as follows:

          A.   Existence and Power.  Such Purchaser (a) is duly organized and
               -------------------
validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Agreements to which it is a party.

          B.   Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement and each of the other Transaction Agreements to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

          C.   Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares and the Warrants) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Agreements to which it is a party or the transactions contemplated hereby and thereby.

          D.   Binding Effect.  This Agreement and each of the other Transaction
               --------------
Agreements to which it is a party have been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          E.   Purchase for Own Account.  The Purchased Shares and the Warrants
               ------------------------
to be acquired by such Purchaser pursuant to this Agreement and any shares of Common Stock received upon conversion or exercise of the Purchased Shares or the Warrants or as a result of the ownership thereof are being or will be acquired for investment for its own account and with no intention of distributing, transferring, assigning or reselling or otherwise disposing such Purchased Shares or Warrants or Common Stock or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only once it reasonably satisfies the Company that such transfer is in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Securities to the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR RECEIVABLE UPON THE EXERCISE OR CONVERSION THEREOF OR AS A RESULT OF THE OWNERSHIP HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL
     PURCHASERS OF THE SECURITIES REPRESENTED HEREBY. TRANSFEREES OF SUCH SECURITIES SHOULD REVIEW SUCH AGREEMENT TO DETERMINE THEIR RIGHTS AND OBLIGATIONS."

          F.   Restricted Securities.  Such Purchaser understands that the
               ---------------------
Securities are "restricted securities" under the Securities Act and will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein, and that such Securities may be resold without registration under the Securities Act only in certain limited circumstances defined therein. Such Purchaser represents that it is reasonably familiar with such resale restrictions in the Securities Act, Rule 144 promulgated thereunder, and the other applicable federal and state rules and regulations.

          G.   Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

          H.   Accredited Investor.  Such Purchaser is an "Accredited Investor"
               -------------------
within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

          I.   Disclosure of Information.  Such Purchaser has carefully reviewed
               -------------------------
the representations and warranties concerning the Company contained in this Agreement and has had adequate opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, assets, prospects and financial condition of the Company.

          J.   Investment Experience.  Such Purchaser is, or has been, an
               ---------------------
investor in securities of companies similar to the Company and has or is represented by one who has such knowledge and experience in financial or business matters that it is capable of evaluation of the merits and risks of an investment in the Securities.

                                  ARTICLE V.

                         CONDITIONS TO THE OBLIGATION
                          OF THE PURCHASERS TO CLOSE
                          --------------------------

          The obligation of the Purchasers to purchase the Purchased Shares and the Warrants, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

          A.   Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Article III hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.

          B.   Secretary's Certificate.  The Purchasers shall have received a
               -----------------------
certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation

(including the Charter Amendment and the Certificate of Designation), the By-laws, and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

          C.   Filing of Charter Amendment and Certificate of Designation.
               ----------------------------------------------------------
Each of the Charter Amendment and the Certificate of Designation shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of each such filing in form and substance reasonably satisfactory to the Purchasers.

          D.   Purchased Shares.  The Company shall have delivered to each of
               ----------------
the Purchasers certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2.1
                                                             ------------
hereto, registered in the name of such Purchaser.

          E.   Warrants.  The Company shall have duly executed and delivered to
               --------
each of the Purchasers a Warrant to purchase that number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto in
                                                  ------------
substantially the form attached hereto as Exhibit A.
                                          ---------

          F.   Registration Rights Agreement.  The Company shall have duly
               -----------------------------
executed and delivered the Registration Rights Agreement.

          G.   Stockholders Agreement.  The Company shall have duly executed
               ----------------------
and delivered the Stockholders Agreement.

          H.   Opinion of Counsel.  The Purchasers shall have received an
               ------------------
opinion of Senior Counsel for the Company, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit D.
                        ---------

                                  ARTICLE VI.

                         CONDITIONS TO THE OBLIGATION
                            OF THE COMPANY TO CLOSE
                            -----------------------

          The obligation of the Company to issue and sell the Purchased Shares and the Warrants and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing
Date:

          A.   Representations and Warranties.  The representations and
               ------------------------------
warranties of the Purchasers contained in Article IV hereof shall be true and correct on at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.


          B.   Payment of Purchase Price.  Each Purchaser shall have paid the
               -------------------------
aggregate purchase price for the Purchased Shares and the Warrant to be purchased by such Purchaser.

          C.   Registration Rights Agreement.  Each Purchaser shall have duly
               -----------------------------
executed and delivered the Registration Rights Agreement.

         D.   Stockholders Agreement.  Each Purchaser have duly executed and
              ----------------------
delivered the Stockholders Agreement.

                                 ARTICLE VII.

                                INDEMNIFICATION
                                ---------------

          A.   Indemnification.  Except as otherwise provided in this Article
               ---------------
VII, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold
                       ------------------
harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent
                               -----------------
permitted by law from and against any and all losses, actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims" or written threats thereof (including, without
                ------
limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any
                ------
representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents; provided, however, that the
                                              --------  -------
Indemnifying Party shall not be liable under this Article VII to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted or arose from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or the other Transaction Documents or the willful misconduct or gross negligence of such Indemnified Party; and provided
                                                                      --------
further, that if and to the extent that such indemnification is unenforceable
-------
for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided,
                                                                     --------
however, that if an Indemnified Party is reimbursed under this Article VII for
-------
any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

          B0   Notification.  Each Indemnified Party under this Article VII
               ------------
shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided,
                                                                   --------
however, that any Indemnified Party may, at its own expense, retain separate
-------
counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be
           --------  -------
liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the
--------  -------
contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

          C0   Limitation on Indemnification.  Anything in this Agreement to
               -----------------------------
the contrary notwithstanding, no payment shall be made to an Indemnified Party pursuant to Section 7.1 of this Agreement until the amounts which the Purchasers would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $500,000, at which time the Purchaser shall be entitled to receive any such payments and any subsequent payments in full. Anything in this Agreement to the contrary notwithstanding, the liability of the Company under this Article shall in no event exceed the total purchase price paid for the Purchased Shares and the Warrants received by the Company pursuant to this Agreement.

                                 ARTICLE VIII.

                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Company hereby covenants and agrees with each Purchaser that so long as such Purchaser holds any Purchased Shares or Warrant:

          A0   Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to such Purchaser, in form and substance reasonably satisfactory to such
Purchaser:

               1   as soon as available, but not later than ninety (90) days
after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

               2   commencing with the quarterly fiscal period ending on March
31, 2000, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

               3   commencing with the month ending on January 31, 2000, as soon as available, but in any event not later than thirty (30) days after the end of the first eleven months of each fiscal year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP.

          B0   Reservation of Common Stock.  The Company shall at all times
               ---------------------------
reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, as provided in the Certificate of Designations, and the exercise of the Warrants the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Designations, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock, in accordance with the terms of the Certificate of Designations, and otherwise comply with the terms hereof and thereof.

          C0   Books and Records.  The Company shall keep proper books of record
               -----------------
and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.

          D0   Inspection.  The Company shall permit representatives of the
               ----------
Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, and shall provide the Purchasers and their representatives with reasonable access to its officers and employees, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.

                                  ARTICLE IX.

                                 MISCELLANEOUS
                                 -------------

          A0   Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement until the first anniversary of the Closing Date.

          B0   Notices.  All notices, demands and other communications provided
               -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               if to the Company:

               Outboard Marine Corporation
               100 Sea Horse Drive
               Waukegan, IL 60085
               Telecopy: (847) 689-6200
               Attention: General Counsel

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Telecopy: (212) 450-4800
               Attention: Julia K. Cowles, Esq.

               (i) if to Quantum Industrial Partners LDC.:

                  Kaya Flamboyan 9,
                  Villemstad
                  Curacao
                  Netherlands-Antilles
                  with a copy to:

                  Soros Fund Management LLC
                  888 Seventh Avenue
                  New York, NY 10016
                  Telecopy:  (212) 664-0544
                  Attention:  Michael Neus, Esq.

                  and a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Telecopy:(212) 757-3990
                  Attention:  Richard S. Borisoff, Esq.

            (ii)  If to Greenlake:

                  Greenlake Holdings II LLC
                  c/o Greenway Partners, L.P.
                  277 Park Avenue
                  New York, NY 10016
                  Telecopy: (212) 350-5253
                  Attention: Gary Duberstein

                  with a copy to:

                  Weil, Gotshal & Manges
                  767 Fifth Avenue
                  New York, New York 10153
                  Telecopy: (212) 310-8007
                  Attention: David Blittner, Esq.

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

          C0   Successors and Assigns; Third Party Beneficiaries.  This
               -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. Except as provided in
Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          D0   Amendment and Waiver.
               --------------------

               1   No failure or delay on the part of the Company or the
Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

               2   Any amendment, supplement or modification of or to any
provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers purchasing 75% of the Purchased Shares, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          E0   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          F0   Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          G0   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          H0   Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          I0   Rules of Construction.  Unless the context otherwise requires,
               ---------------------
"or" is not exclusive and references to sections or subsections refer to sections or subsections of this Agreement.

          J0   Right to Conduct Activities.  The Company and each Purchaser
               ---------------------------
hereby acknowledges that some or all of the Purchasers are professional investment funds, and as such, invest in numerous portfolio companies, some of which may be competitive with the Company's business. No Purchaser shall be liable to the Company or to any other Purchaser for any claim arising out of, or based upon, the investment activities of such Purchaser, including without limitation, any claim arising out of, or based upon, (i) the investment by Purchaser in an entity competitive to the Company, or (ii) actions taken by any partner, officer or other representative of any Purchaser to assist any such competitive company, or otherwise, and whether or not such action has a detrimental effect of the Company.

          K0   Entire Agreement.  This Agreement, together with the exhibits
               ----------------
and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

          L0   Fees.  Upon the Closing, the Company shall reimburse each of the
               ----
Purchasers for all expenses incurred by each such Purchaser in the course of conducting such Purchaser's due diligence investigation of the Company (including any fees and expenses of outside consultants to such Purchaser) and for the fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement.

          M0   Publicity.
               ---------

               (a) Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby without prior approval by the other parties hereto. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

               (b) For so long as QIP or any of its Affiliates owns any shares of Preferred Stock or Common Stock into which it is converted, QIP shall have the opportunity to review and modify any provision of any public release, public announcement or government filing which is to be released to the public, which provision mentions QIP or any of its Affiliates, prior to the release of such document to the public, it being understood and agreed that Soros Private Equity Partners LLC will be identified as making investments on behalf of QIP.

          N0   Further Assurances.  Each of the parties shall execute such
               ------------------
documents and use reasonable efforts to perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Series A Convertible Preferred Stock and Warrant Purchase Agreement on the date first written above.


                                   OUTBOARD MARINE CORPORATION


                                   By: /S/ Eric T. Martinez
                                       -------------------------------
                                       Name:  Eric T. Martinez
                                       Title: Vice President and Treasurer


                                   QUANTUM INDUSTRIAL PARTNERS LDC


                                   By: /S/ Michael C. Neus
                                       -------------------------------
                                       Name:  Michael C. Neus
                                       Title: Attorney-In-Fact


                                   GREENLAKE HOLDINGS II LLC


                                   By: /S/ Gary K. Duberstein
                                       ---------------------
                                       Name:  Gary K. Duberstein
                                       Title: Vice President

                                                                       Exhibit A
                                                                       ---------
                              PURCHASE AGREEMENT
                              ------------------


                                               Date:____________________

TO:


          The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase_______ shares of Common Stock covered by such Warrant, makes payment herewith in full therefor at the price per share provided by this Warrant.

                                   Signature:__________________________


                                   Address:  __________________________
                                             __________________________
                                             __________________________


                                   *   *   *

                                  ASSIGNMENT
                                  ----------

          For Value Received, _______________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered by such Warrant, to:

NAME OF ASSIGNEE                   ADDRESS                       NO. OF SHARES
----------------                   -------                       -------------



Dated:___________________          Signature:_________________________

___


___                                Witness:___________________________


                                       1